Exhibit 5.1
Our Reference: [•]
14 August 2020

To: Board of Directors
James Hardie Industries plc
Europa House, Second Floor
Harcourt Centre
Harcourt Street, Dublin 2
D02 WR20

Re:	James Hardie Industries plc Registration Statement on Form S-8 in relation to the Amended and Restated James Hardie Industries plc Long Term Incentive Plan 2006
Dear Sirs,

1.	Basis of Opinion

1.1
We are acting as Irish counsel to James Hardie Industries plc, a public company limited by shares (the “Company”), registered under the laws of Ireland, with its registered office at Europa House, Second Floor, Harcourt Centre, Harcourt Street, Dublin 2, in connection with the filing by the Company of a registration statement on Form S-8 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the additional 5,000,000 shares with nominal value of €0.59 per share of the Company (the “Shares”) that may be delivered pursuant to the Amended and Restated James Hardie Industries plc Long Term Incentive Plan 2006 dated 1 August 2006, as amended and restated on 22 August 2008, 21 August 2009, 19 February 2010, 15 June 2010, 13 August 2012, 14 August 2015 and 10 August 2018 (the “Plan”).

1.2	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof. We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of the obligations or rights expressed in the Plan Documents (as defined below) or the transactions contemplated thereby.

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the documents listed in the Schedule (the “Plan Documents”); and

(c)	the searches listed at paragraph 1.5 below.
We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Plan other than the Plan Documents.

1.4	For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the Plan Documents.

1.5	For the purpose of giving this Opinion, we have caused to be made legal searches against the Company on 13 August 2020 on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the constitution of the Company and notice of the appointment of directors and secretary of the Company.

1.6	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof. This Opinion speaks only as of its date.

2.	Opinion
Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that when the Shares have been duly issued (and, if required, paid for in either cash or services) pursuant to and in accordance with the terms and conditions referred to or summarised in the Plan, the Shares will be validly

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issued, fully paid up and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	Assumptions
For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:
The Registration Statement and the Plan

3.1	that when filed with the SEC, the Registration Statement will not differ in any material respect from the draft that we have examined and that the Registration Statement will have become effective under the Securities Act;

3.2
that (if required under the terms of the Plan) any awards granted under the Plan will be in consideration of the receipt by the Company prior to the issue of the Shares pursuant thereto of either cash or services at least equal to the nominal value of such Shares and that where Shares are issued under the Plan without the requirement for the payment of cash consideration by the relevant beneficiary, then such shares shall either be fully paid up by the Company or one of its subsidiaries in a manner permitted by Section 82(6)(f) and Section 1043(4) of the Companies Act 2014 of Ireland (as amended) (the “Companies Act”) and within the time permitted by Section 1027 of the Companies Act;

3.3	that the filing of the Registration Statement with the SEC has been authorized by all necessary actions under all applicable laws other than Irish law;

3.4
that the granting and vesting of any restricted stock units (“RSUs”) under the Plan and the issue of the Shares upon vesting of such RSUs (and the issue of the Shares in connection with any other awards granted under the Plan) will be conducted in accordance with the terms and the procedures described in the Plan and the applicable award certificate;

3.5	that the Company has sufficient authorised but unissued share capital to issue the required number of Shares to be delivered to the recipients of any awards granted under the Plan;
3.6	that, at the time of issue of the Shares, the authority of the Company and the directors of the Company to issue the Shares, as provided for in the Companies Act and the constitution of the Company, is in full force and effect;

3.7	that the Company will continue to renew its authority to issue the Shares in accordance with the terms and conditions set out in the constitution of the Company and the Companies Act (and any statutory modification or re-enactment thereof for the time being in place) and such authority shall be in effect at the time of such issuance;

3.8	that the Company will not re-issue shares from treasury in order to satisfy any grant made pursuant to the Plan or any other obligation arising from, or connected to, the Plan;
Authenticity and bona fides

3.9	the completeness and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;

3.10	where incomplete Plan Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Plan Documents correspond in all respects with the last draft of the complete Plan Documents submitted to us;

3.11
that the Plan Documents will, where necessary, be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

3.12
that there is, at the relevant time of the allotment and issue of the Shares, no matter affecting the authority of the directors to issue and allot the Shares, not disclosed by the constitution of the Company or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

Accuracy of searches and warranties

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3.13	the accuracy and completeness of the information disclosed in the searches referred to in paragraph 1.5 above and that such information has not since the time of such search or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company;

3.14	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Plan Documents; and
Commercial Benefit

3.15	that the Plan Documents have been or will be entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

4.	Disclosure
This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

DLA Piper Ireland
DLA PIPER IRELAND

SCHEDULE
Plan Documents

1.	A copy of the form of the Registration Statement to be filed by the Company with the SEC.

2.	A copy of the Plan.

3.	A copy of the current constitution of the Company amended by the Company up to 10 August 2018.

4.	A certificate from Joseph Blasko, company secretary of the Company, dated 14 August 2020, confirming that the Company has sufficient share capital to issue the Shares under the Plan, and that all required corporate authorisations have been obtained to reserve the Shares for issue by the board of directors of the Company pursuant to the Plan.

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